UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2019

Grow Capital, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-53548	86-0970023
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

2485 Village View Drive, Suite 180
Henderson, NV 89074
Phone: (702) 830-7919
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Olson Appointment

On April 29, 2019, Grow Capital, Inc. (the “Company”) appointed James Olson, 53, as a director and the chairman of the Company’s board of directors (the “Board”). Mr. Olson has more than 25 years in the financial services industry and possesses a range of experience specializing in marketing and product development arenas.  Mr. Olson is currently the Managing Director of Financial Processing Solutions Group (“FPS Group”) which provides technology platforms to the benefit and financial services marketplace. Prior to FPS Group, Mr. Olson was a Principal and Founder of Aspire Financial Services (“Aspire”), a nationally recognized leader in the retirement plan industry with more than $10 billion of recordkeeping assets and approximately 250,000 participants.  Prior to founding FPS Group and Aspire, Mr. Olson worked with Decimal, Inc., as Senior Vice President of Strategic Development and mPower as VP of Product Development. He began his career with Charles Schwab as a Senior Marketing Manager.

In connection with Mr. Olson’s appointment, on April 29, 2019, the Company granted Mr. Olson 108,853 unregistered shares of common stock, par value $0.001, of the Company (“Common Stock”) pursuant to the Company’s director compensation program.

Additionally, the Company and Mr. Olson previously entered into a consulting agreement (the “Olson Consulting Agreement”) effective February 15, 2019.  Pursuant to the Olson Consulting Agreement, Mr. Olson will provide business consulting services to the Company for a one year term.  The consulting services including facilitating the Company’s activity and growth in regard to technology, sales, marketing, alliances and business channels related to the expansion of the Company into the technology and financial services sectors.  As compensation for his services, Mr. Olson received 500,000 shares of unregistered Common Stock, which had an aggregate value of $45,000 based on the closing price of the Common Stock on February 15, 2019.

The foregoing description of the Olson Consulting Agreement is a summary and is qualified in its entirety by reference to the Consulting Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  Additionally, on April 30, 2019, the Company issued a press release announcing the appointment of Mr. Olson.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Zallen Resignation

Effective April 29, 2019, Wayne Zallen resigned from the Board.  Mr. Zallen’s resignation is not the result of any disagreement or dispute with the Company or the members of its Board.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.
10.1	Consulting Agreement, effective February 15, 2019, by and between the Company and James Olson
99.1	Press Release of Grow Capital, Inc., dated April 30, 2019

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grow Capital, Inc.

By: /s/ Jonathan Bonnette

Jonathan Bonnette
Chief Executive Officer

Dated: May 3, 2019